Exhibit 32.3

LIBERTY PROPERTY LIMITED PARTNERSHIP

CERTIFICATIONS REQUIRED BY
RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934

          In connection with the Quarterly Report of Liberty Property Limited Partnership (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, WILLIAM P. HANKOWSKY, Chief Executive Officer of Liberty Property Trust (the sole general partner of the Company), certify, in connection with Rule 13a-14(b) under the Securities Exchange Act of 1934, that based on my knowledge:

          (1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ WILLIAM P. HANKOWSKY

William P. Hankowsky
Chief Executive Officer

Date: November 12, 2003